AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                           HIGHWOODS PROPERTIES, INC.


                                    ARTICLE I

                                  Incorporator

                  THE UNDERSIGNED, Robert H. Bergdolt, whose mailing address is 316 W. Edenton Street, Raleigh, North Carolina 27603, being at least eighteen years of age, acting as incorporator, does hereby form a corporation under the General Laws of the State of Maryland.

                                   ARTICLE II

                                      Name

                  The name of the corporation (the "Corporation") is Highwoods Properties, Inc.

                                   ARTICLE III

                  Principal Office, Registered Office and Agent

                  The address of the Corporation's principal office is 3100 Smoketree Court, Suite 700, Raleigh, North Carolina 27625. The address of the Corporation's principal office and registered office in the State of Maryland is 32 South Street, Baltimore, Maryland 21202. The name of its registered agent at that office is The Corporation Trust, Incorporated.

                                   ARTICLE IV

                                    Purposes

                  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Maryland Corporations and Associations Article as now or hereafter in force.

                                    ARTICLE V

                                  Capital Stock

                  Section 5.1. Shares and Par Value. The total number of shares of stock of all classes which the Corporation has authority to issue is 110,000,000 shares of capital stock (par value $.01 per share), amounting in aggregate par value to $1,100,000, of which 10,000,000 shares are classified


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as  Preferred  Stock  (par value  $.01 per  share)  and  100,000,000  shares are classified as Common Stock (par value $.01 per share).

                  Section 5.2. Common Stock. The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Common Stock of the Corporation (See also Article Sixth hereof):

                  (a) Except as otherwise provided in these Amended and Restated Articles of Incorporation, each share of Common Stock shall have one vote, and, except as otherwise provided in respect of any class or series of Preferred Stock hereafter classified or reclassified, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock.

                  (b) Subject to the provisions of law and any preferences of any class or series of Preferred Stock hereafter classified or reclassified, dividends, including dividends payable in shares of another class of the Corporation's stock, may be paid on the Common Stock of the Corporation at such time and in such amounts as the Board of Directors may deem advisable out of assets of the Corporation legally available therefor.

                  (c) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock then outstanding shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of any class or series of Preferred Stock hereafter classified or reclassified shall be entitled, to share ratably in the remaining net assets of the Corporation.

                  Section 5.3. Preferred Stock. The Board of Directors may classify and reclassify any unissued shares of Preferred Stock by setting or changing in any one or more respects, from time to time before issuance of such shares, the preferences, conversion or other rights, voting powers, restrictions (including restrictions on transfers of shares), limitations as to dividends, qualifications or terms or conditions of redemption of such shares of Preferred Stock. Subject to the foregoing, the power of the Board of Directors to classify and reclassify any of the shares of Preferred Stock shall include, without limitation, subject to the provisions of the Charter, authority to determine, fix, or alter one or more of the following:

                  (a) The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall become part of the authorized capital stock and be subject to classification and reclassification as provided in this sub-paragraph.


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                  (b) Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior, or junior to or on a parity with the dividends payable on any other class or series of stock, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating or non-participating.

                  (c) Whether or not shares of such class or series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights.

                  (d) Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directions shall determine.

                  (e) Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.

                  (f) The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of stock.

                  (g) Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this sub-paragraph, and, if so, the terms and conditions thereof.

                  (h) Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and the Charter of the Corporation.

                  Section 5.6. Preemptive Rights. No holder of shares of capital stock of the Corporation shall, as such holder, have any preemptive or other right to purchase or subscribe for any shares of Common Stock or any class of capital stock of the Corporation that the Corporation may issue or sell.

                  Section  5.7.  Business  Combinations.   Pursuant  to  Section
3-603(e)(1)(iii) of the Maryland Corporations and Associations Article, the terms of Section 3-602 of such law shall be inapplicable to the Corporation.


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                  Section 5.8. 8 5/8% Series A Cumulative  Redeemable  Preferred
Shares.

                  (a) Title. The series of Preferred Stock is hereby designated as the "8 5/8% Series A Cumulative Redeemable Preferred Shares" (the "Series A Preferred Shares").

                  (b) Number. The maximum number of authorized shares of the Series A Preferred Shares shall be 143,750.

                  (c) Relative Seniority. In respect of rights to receive dividends and to participate in distributions of payments in the event of any liquidation, dissolution or winding up of the Corporation, the Series A Preferred Shares shall rank senior to the Common Stock and any other class or series of shares of the Corporation ranking, as to dividends and upon liquidation, junior to the Series A Preferred Shares (collectively, "Junior Shares").

                  (d)      Dividends.

                  (i) The holders of the then outstanding Series A Preferred Shares shall be entitled to receive, when and as declared by the Board of Directors out of any funds legally available therefor, cumulative dividends at the rate of 8 5/8% of the liquidation preference of the Series A Preferred Shares (equivalent to $86.25 per share) per year, payable quarterly in arrears in cash on the last day of February, May, August, and November of each year or, if not a Business Day (as hereinafter defined), the next succeeding Business Day, commencing May 31, 1997 (each such day being hereafter called a "Dividend Payment Date" and each period beginning on the day next following a Dividend
Payment Date and ending on the next following Dividend Payment Date being hereinafter called a "Dividend Period"). Dividends shall be payable to holders of record as they appear in the share records of the Corporation at the close of business on the applicable record date (the "Record Date"), which shall be the 15th day of the calendar month in which the applicable Dividend Payment Date falls on or such other date designated by the Board of Directors of the Corporation for the payment of dividends that is not more than 30 nor less than 10 days prior to such Dividend Payment Date. The amount of any dividend payable for any Dividend Period shorter than a full Dividend Period shall be prorated and computed on the basis of a 360-day year of twelve 30-day months.

                  "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

                  (ii) The amount of any dividends accrued on any Series A Preferred Shares at any Dividend Payment Date shall be the amount of any unpaid dividends accumulated thereon, to and including such Dividend Payment Date, whether or not earned or declared, and the amount of dividends accrued on any Series A Preferred Shares at any date other than a Dividend Payment Date shall be equal to the sum of the amount of any unpaid dividends accumulated thereon, to and including the last preceding Dividend Payment Date, whether or not earned or declared, plus an amount calculated on the basis of the annual dividend rate for the period after such last preceding Dividend Payment Date to and including the date as of which the calculation is made based on a 360- day year of twelve 30-day months. When dividends are not paid in full upon the Series A Preferred


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Shares (or a sum  sufficient  for such full payment is not set apart  therefor), all dividends declared upon Series A Preferred Shares and any other series of preferred stock ranking on a parity as to dividends with the Series A Preferred Shares shall be declared pro rata so that the amount of dividends declared per share on the Series A Preferred Shares and such other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of Series A Preferred Shares and such other series of preferred stock bear to each other.

                  Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series A Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment of the Series A Preferred Shares for all past dividend periods and the then current dividend period, (A) no dividends shall be declared or paid or set apart for payment on the preferred stock of the Corporation ranking, as to dividends, on a parity with or junior to the Series A Preferred Shares for any period, and (B) no dividends (other than in Junior Shares) shall be declared or paid or set aside for payment or other distribution or shall be declared or made upon the Junior Shares or any other capital stock of the corporation ranking on a parity with the Series A Preferred Shares as to dividends or upon liquidation ("Parity Shares"), nor shall any Junior Shares or any Parity Shares be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Shares or Parity Shares) by the Corporation (except by conversion into or exchange for Junior Shares).

                  (iii) Except as provided in this paragraph (d), the Series A Preferred Shares will not be entitled to any dividends in excess of full cumulative dividends as described above and shall not be entitled to participate in the earnings or assets of the Corporation, and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Shares which may be in arrears.

                  (iv) Any dividend payment made on the Series A Preferred Shares shall be first credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

                  (v) If, for any taxable year, the Corporation elects to designate as "capital gain dividends" (as defined in Section 857 of the Internal Revenue Code of 1986, as amended (the "Code")), any portion (the "Capital Gains Amount") of the dividends, within the meaning of Section 315 of the Code, paid or made available for the year to holders of all classes of shares (the "Total Dividends"), then the portion of the Capital Gains Amount that shall be allocated to the holders of the Series A Preferred Shares shall equal (A) the Capital Gains Amount multiplied by (B) a fraction that is equal to (1) the total dividends paid, within the meaning of Section 315 of the Code, or made available to the holders of the Series A Preferred Shares for the year over (2) the Total Dividends.

                  (vi) No dividends on the Series A Preferred Shares shall be authorized by the Board of Directors or be paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibit such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default


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thereunder,  or  if  such  authorization  or  payment  shall  be  restricted  or prohibited by law. Notwithstanding the foregoing, dividends on the Series A Preferred Shares will accrue and be cumulative from the date of original issue thereof whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized.

                  (e)      Liquidation Rights.

                  (i) Upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the holders of the Series A Preferred Shares then outstanding shall be entitled to receive and to be paid out of the assets of the Corporation legally available for distribution to its stockholders, before any payment or distribution shall be made to the holders of Common Stock or any other capital stock of the Corporation ranking junior to the Series A Preferred Shares as to liquidation rights, a liquidation preference of $1,000.00 per share, plus accrued and unpaid dividends thereon to the date of such liquidation, dissolution or winding up.

                  (ii) After the payment to the holders of the Series A Preferred Shares of the full liquidating distributions provided for in this paragraph (e), the holder of the Series A Preferred Shares, as such, shall have no right or claim to any of the remaining assets of the Corporation.

                  (iii) If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Corporation, the amounts payable with respect to the preference value of the Series A Preferred Shares and any other shares of the Corporation ranking as to any such distribution on a parity with the Series A Preferred Shares are not paid in full, the holders of the Series A Preferred Shares and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full respective liquidating distributions to which they are entitled.

                  (iv) Neither the sale, lease, transfer or conveyance of all or substantially all of the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other entity or the merger or consolidation of any other entity into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this paragraph (e).

                  (f)      Redemption.

                  (i) The Series A Preferred Shares are not redeemable prior to February 12, 2027. On and after February 12, 2027, the Corporation may, at its option, redeem at any time all or, from time to time, part of the Series A Preferred Shares at a price per share (the "Redemption Price"), payable in cash, of $1,000.00, together with all accrued and unpaid dividends to and including the date fixed for redemption (the "Redemption Date"), without interest, to the full extent the Corporation has funds legally available therefor. The Series A Preferred Shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions.


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                  (ii)     Procedures of Redemption.

                  (A) Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the Redemption Date. Notice of any redemption will also be mailed by the registrar, postage prepaid, not less than 30 nor more than 60 days prior to the Redemption Date, addressed to each holder of record of the Series A Preferred Shares to be redeemed at the address set forth in the share transfer records of the registrar. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series A Preferred Shares except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series A Preferred Shares may be listed or admitted to trading, such notice shall state: (1) the Redemption Date;
(2) the Redemption Price; (3) the number of Series A Preferred Shares to be redeemed; (4) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; and (5) that dividends on the Series A Preferred Shares to be redeemed will cease to accrue on the Redemption Date. If fewer than all of the Series A Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series A Preferred Shares to be redeemed from such holder.

                  (B) If notice has been published and mailed in accordance with subparagraph (f)(ii)(A) above and provided that on or before the Redemption Date specified in such notice all funds necessary for such redemption shall have been irrevocably set aside by the Corporation, separate and apart from its other funds in trust for the benefit of the holders of the Series A Preferred Shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Redemption Date, dividends on the Series A Preferred Shares so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall not have the status of Series A Preferred Shares and all rights of the holders thereof as holders of such shares (except the right to receive the Redemption Price) shall cease. Upon surrender, in accordance with such notice, of the certificates for any Series A Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such Series A Preferred Shares shall be redeemed by the Corporation at the Redemption Price. In case fewer than all the Series A Preferred Shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued presenting the unredeemed Series A Preferred Shares without cost to the holder thereof.

                  (C) Any funds deposited with a bank or trust company for the purpose of redeeming Series A Preferred Shares shall be irrevocable except that:
(1) the Corporation shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and (2) any balance of monies so deposited by the Corporation and unclaimed by the holders of the Series A Preferred Shares entitled thereto at the expiration of two years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the shares

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entitled  to the  funds so  repaid  to the  Corporation  shall  look only to the
Corporation for payment without interest or other earnings.

                  (D) No Series A Preferred Shares may be redeemed except from proceeds from the sale of other capital stock of the Corporation, including but not limited to Common Stock, preferred stock, depositary shares, interests, participations or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

                  (E) Unless full cumulative dividends on all Series A Preferred Shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, no Series A Preferred Shares shall be redeemed or purchased or otherwise acquired directly or indirectly (except by conversion into or exchange for Junior Shares); provided, however, that the foregoing shall not prevent the redemption of Series A Preferred Shares to preserve the Corporation's REIT status or the purchase or acquisition of Series A Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series A Preferred Shares.

                  (F) If the Redemption Date is after a Record Date and before the related Dividend Payment Date, the dividend payable on such Dividend Payment Date shall be paid to the holder in whose name the Series A Preferred Shares to be redeemed are registered at the close of business on such Record Date notwithstanding the redemption thereof between such Record Date and the related Dividend Payment Date or the Corporation's default in the payment of the dividend due. Except as provided above, the Corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Shares to be redeemed.

                  (G) In case of redemption of less than all Series A Preferred Shares at the time outstanding, the Series A Preferred Shares to be redeemed shall be selected pro rata from the holders of record of such shares in proportion to the number of Series A Preferred Shares held by such holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by the Corporation.

                  (g) Voting Rights. Except as required by law, and as set forth below, the holders of the Series A Preferred Shares shall not be entitled to vote at any meeting of the stockholders for election of Directors or for any other purpose or otherwise to participate in any action taken by the Corporation or the stockholders thereof, or to receive notice of any meeting of stockholders.

                  (i) Whenever dividends on any Series A Preferred Shares shall be in arrears for six or more quarterly periods, whether or not such quarterly periods are consecutive, the holders of such Series A Preferred Shares (voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional Directors of the Corporation at a special meeting called by the holders of record of at least ten percent (10%) of the Series A Preferred Shares or the holders of any other series of preferred stock so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders) or at the next annual meeting of

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stockholders,  and  at  each  subsequent  annual  meeting  until  all  dividends accumulated on such Series A Preferred Shares for the past Dividend Periods and the then current Dividend Period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such case, the entire Board of Directors of the Corporation will be increased by two Directors.

                  (ii) So long as any Series A Preferred Shares remain outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least two-thirds of the Series A Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (A) authorize or create, or increase the authorized or issued amount of, any class or series of shares of capital stock ranking prior to the Series A Preferred Shares with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized capital stock of the Corporation into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (B) amend, alter or repeal the provisions of the Corporation's Articles of Incorporation, including this Amendment, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Shares or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (B) above, so long as the Series A Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Corporation may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series A Preferred Shares and provided further that (X) any increase in the amount of the authorized preferred stock or the creating or issuance of any other series of preferred stock, or (Y) any increase in the amount of authorized Series A Preferred Shares or any other series of preferred stock, in each case ranking on a parity with or junior to the Series A Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

                  The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series A Preferred Shares shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

                  (iii) On each matter submitted to a vote of the holders of Series A Preferred Shares in accordance with this paragraph (g), or as otherwise required by law, each Series A Preferred Share shall be entitled to one vote. With respect to each Series A Preferred Share, the holder thereof may designate a proxy, with each such proxy having the right to vote on behalf of the holder.

                  (h)  Conversion.   The  Series  A  Preferred  Shares  are  not
convertible into or exchangeable for an other property or securities of the Corporation.

                                    I.

         Section 5.9. 8% Series B Cumulative Redeemable Preferred Shares.

         (a) Title. The series of Preferred Stock is hereby designated as the "8% Series B Cumulative Redeemable Preferred Shares" (the "Series B Preferred Shares").

         (b) Number. The maximum number of authorized shares of the Series B Preferred Shares shall be 6,900,000.

         (c) Relative Seniority. In respect of rights to receive dividends and to participate in distributions of payments in the event of any liquidation, dissolution or winding up of the Corporation, the Series B Preferred Shares shall rank (i) senior to the Common Stock and any other class or series of shares of the Corporation ranking, as to dividends and upon liquidation, junior to the Series B Preferred Shares (collectively, "Junior Shares") and (ii) PARI PASSU with the Corporation's 8 5/8% Series A Cumulative Redeemable Preferred Shares and any other class or series of shares of the Corporation ranking, as to dividends and upon liquidation, PARI PASSU with the Series B Preferred Shares.

         (d) Dividends.

                  (i) The holders of the then outstanding Series B Preferred Shares shall be entitled to receive, when and as declared by the Board of Directors out of any funds legally available therefor, cumulative dividends at the rate of 8% of the $25.00 per share liquidation preference per annum of the Series B Preferred Shares (equivalent to $2.00 per share). Such dividends shall accrue and be cumulative from the date of original issuance and shall be payable quarterly in arrears in cash on March 15, June 15, September 15 and

December 15 of each year or, if not a Business Day (as hereinafter defined), the next succeeding Business Day, commencing December 15, 1997 (each such day being hereafter called a "Dividend Payment Date" and each period beginning on the day next following a Dividend Payment Date and ending on the next following Dividend Payment Date being hereinafter called a "Dividend Period"). Dividends shall be payable to holders of record as they appear in the share records of the Corporation at the close of business on the applicable record date (the "Record Date"), which shall be the first day of the calendar month in which the applicable Dividend Payment Date falls on or such other date designated by the Board of Directors of the Corporation for the payment of dividends that is not more than 30 nor less than 10 days prior to such Dividend Payment Date. The amount of any dividend payable for any Dividend Period shorter than a full Dividend Period shall be prorated and computed on the basis of a 360-day year of twelve 30-day months.

                  "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

                  (ii) The amount of any dividends accrued on any Series B Preferred Shares at any Dividend Payment Date shall be the amount of any unpaid dividends accumulated thereon, to and including such Dividend Payment Date, whether or not earned or declared, and the amount of dividends accrued on any Series B Preferred Shares at any date other than a Dividend Payment Date shall be equal to the sum of the amount of any unpaid dividends accumulated thereon, to and including the last preceding Dividend Payment Date, whether or not earned or declared, plus an amount calculated on the basis of the annual dividend rate for the period after such last preceding Dividend Payment Date to and including the date as of which the calculation is made based on a 360-day year of twelve 30-day months. When dividends are not paid in full upon the Series B Preferred Shares (or a sum sufficient for such full payment is not set apart therefor), all dividends declared upon Series B Preferred Shares and any other series of preferred stock ranking on a parity as to dividends with the Series B Preferred Shares shall be declared pro rata so that the amount of dividends declared per share on the Series B Preferred Shares and such other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of Series B Preferred Shares and such other series of preferred stock bear to each other.

                  Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series B Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment of the Series B Preferred Shares for all past dividend periods and the then current dividend period, (A) no dividends shall be declared or paid or set apart for payment on the preferred stock of the Corporation ranking, as to dividends, on a parity with or junior to the Series B Preferred Shares for any period, and (B) no dividends (other than in Junior Shares) shall be declared or paid or set aside for payment or other distribution or shall be declared or made upon the Junior Shares or any other capital stock of the corporation ranking on a parity with the Series B Preferred Shares as to dividends or upon liquidation ("Parity Shares"), nor shall any Junior Shares or any Parity Shares be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Shares or Parity Shares) by the Corporation (except by conversion into or exchange for Junior Shares).

                  (iii) Except as provided in this paragraph (d), the Series B Preferred Shares will not be entitled to any dividends in excess of full cumulative dividends as described above and shall not be entitled to participate in the earnings or assets of the Corporation, and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Shares which may be in arrears.

                  (iv) Any dividend payment made on the Series B Preferred Shares shall be first credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

                  (v) If, for any taxable year, the Corporation elects to designate as "capital gain dividends" (as defined in Section 857 of the Internal Revenue Code of 1986, as amended (the "Code")), any portion (the "Capital Gains Amount") of the dividends, within the meaning of Section 316 of the Code, paid or made available for the year to holders of all classes of shares (the "Total Dividends"), then the portion of the Capital Gains Amount that shall be allocated to the holders of the Series B Preferred Shares shall equal (A) the Capital Gains Amount multiplied by (B) a fraction that is equal to (1) the total dividends paid, within the meaning of Section 316 of the Code, or made available to the holders of the Series B Preferred Shares for the year over (2) the Total Dividends.

                  (vi) No dividends on the Series B Preferred Shares shall be authorized by the Board of Directors or be paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibit such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law. Notwithstanding the foregoing, dividends on the Series B Preferred Shares will accrue and be cumulative from the date of original issue thereof whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized.

         (e) Liquidation Rights.

                  (i) Upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the holders of the Series B Preferred Shares then outstanding shall be entitled to receive and to be paid out of the assets of the Corporation legally available for distribution to its stockholders, before any payment or distribution shall be made to the holders of Common Stock or any other capital stock of the Corporation ranking junior to the Series B Preferred Shares as to liquidation rights, a liquidation preference of $25.00 per share, plus accrued and unpaid dividends thereon to the date of such liquidation, dissolution or winding up.

                  (ii) After the payment to the holders of the Series B Preferred Shares of the full liquidating distributions provided for in this paragraph (e), no holder of the Series B Preferred Shares, as such, shall have any right or claim to any of the remaining assets of the Corporation.

                  (iii) If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Corporation, the amounts payable with respect to the preference value of the Series B Preferred Shares and any other shares of the Corporation ranking as to any such distribution on a parity with the Series B Preferred Shares are not paid in full, the holders of the Series B Preferred Shares and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full respective liquidating distributions to which they are entitled.

                  (iv) Neither the sale, lease, transfer or conveyance of all or substantially all of the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other entity or the merger or consolidation of any other entity into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this paragraph (e).

         (f) Redemption.

                  (i) The Series B Preferred Shares are not redeemable prior to September 25, 2002. On and after September 25, 2002, the Corporation may, at its option, redeem at any time all or, from time to time, part of the Series B Preferred Shares at a price per share (the "Redemption Price"), payable in cash, of $25.00, together with all accrued and unpaid dividends to and including the date fixed for redemption (the "Redemption Date"), without interest, to the full extent the Corporation has funds legally available therefor. The Series B Preferred Shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions.

                  (ii) Procedures of Redemption.

                  (A) Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the Redemption Date. Notice of any redemption will also be mailed by the registrar, postage prepaid, not less than 30 nor more than 60 days prior to the Redemption Date, addressed to each holder of record of the Series B Preferred Shares to be redeemed at the address set forth in the share transfer records of the registrar. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series B Preferred Shares except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series B Preferred Shares may be listed or admitted to trading, such notice shall state: (1) the Redemption Date;
(2) the Redemption Price; (3) the number of Series B Preferred Shares to be redeemed; (4) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; and (5) that dividends on the Series B Preferred Shares to be redeemed will cease to accrue on the Redemption Date. If fewer than all of the Series B Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series B Preferred Shares to be redeemed from such holder.

                  (B) If notice has been published and mailed in accordance with subparagraph (f)(ii)(A) above and provided that on or before the Redemption Date specified in such notice all funds necessary for such redemption shall have been irrevocably set aside by the Corporation, separate and apart from its other funds in trust for the benefit of the holders of the Series B Preferred Shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Redemption Date, dividends on the Series B Preferred Shares so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall not have the status of Series B Preferred Shares and all rights of the holders thereof as holders of such shares (except the right to receive the Redemption Price) shall cease. Upon surrender, in accordance with such notice, of the certificates for any Series B Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such Series B Preferred Shares shall be redeemed by the Corporation at the Redemption Price. In case fewer than all the Series B Preferred Shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed Series B Preferred Shares without cost to the holder thereof.

                  (C) Any funds deposited with a bank or trust company for the purpose of redeeming Series B Preferred Shares shall be irrevocable except that:
(1) the Corporation shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and (2) any balance of monies so deposited by the Corporation and unclaimed by the holders of the Series B Preferred Shares entitled thereto at the expiration of two years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

                  (D) Except for any portion of the Redemption Price consisting of accrued and unpaid dividends, no Series B Preferred Shares may be redeemed except from proceeds from the sale of other capital stock of the Corporation, including but not limited to Common Stock, preferred stock, depositary shares, interests, participations or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

                  (E) Unless full cumulative dividends on all Series B Preferred Shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, no Series B Preferred Shares shall be redeemed or purchased or otherwise acquired directly or indirectly (except by conversion into or exchange for Junior Shares); provided, however, that the foregoing shall not prevent the redemption of Series B Preferred Shares to preserve the Corporation's REIT status or the purchase or acquisition of Series B Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series B Preferred Shares.

                  (F) If the Redemption Date is after a Record Date and before the related Dividend Payment Date, the dividend payable on such Dividend Payment Date shall be paid to the holder in whose name the Series B Preferred Shares to be redeemed are registered at the close of business on such Record Date notwithstanding the redemption thereof between such Record Date and the related Dividend Payment Date or the Corporation's default in the payment of the dividend due. Except as provided above, the Corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series B Preferred Shares to be redeemed.

                  (G) In case of redemption of less than all Series B Preferred Shares at the time outstanding, the Series B Preferred Shares to be redeemed shall be selected pro rata from the holders of record of such shares in proportion to the number of Series B Preferred Shares held by such holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by the Corporation.

         (g) Voting Rights. Except as required by law, and as set forth below, the holders of the Series B Preferred Shares shall not be entitled to vote at any meeting of the stockholders for election of Directors or for any other purpose or otherwise to participate in any action taken by the Corporation or the stockholders thereof, or to receive notice of any meeting of stockholders.

                  (i) Whenever dividends on any Series B Preferred Shares shall be in arrears for six or more quarterly periods, whether or not such quarterly periods are consecutive, the holders of such Series B Preferred Shares (voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional Directors of the Corporation at a special meeting called by the holders of record of at least ten percent (10%) of the Series B Preferred Shares or the holders of any other series of preferred stock so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders) or at the next annual meeting of stockholders, and at each subsequent annual meeting until all dividends accumulated on such Series B Preferred Shares for the past Dividend Periods and the then current

Dividend Period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such case, the entire Board of Directors of the Corporation will be increased by two Directors.

                  (ii) So long as any Series B Preferred Shares remain outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least two-thirds of the Series B Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (A) authorize or create, or increase the authorized or issued amount of, any class or series of shares of capital stock ranking prior to the Series B Preferred Shares with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized capital stock of the Corporation into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (B) amend, alter or repeal the provisions of the Corporation's Articles of Incorporation, including this Amendment, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Shares or the holders thereof; PROVIDED, HOWEVER, with respect to the occurrence of any of the Events set forth in (B) above, so long as the Series B Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Corporation may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series B Preferred Shares and PROVIDED FURTHER that (x) any increase in the amount of the authorized preferred stock or the creating or issuance of any other series of preferred stock, or (y) any increase in the amount of authorized Series B Preferred Shares or any other series of preferred stock, in each case ranking on a parity with or junior to the Series B Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

                  The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series B Preferred Shares shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

                  (iii) On each matter submitted to a vote of the holders of Series B Preferred Shares in accordance with this paragraph (g), or as otherwise required by law, each Series B Preferred Share shall be entitled to one vote. With respect to each Series B Preferred Share, the holder thereof may designate a proxy, with each such proxy having the right to vote on behalf of the holder.

         (h) Conversion. The Series B Preferred Shares are not convertible into or exchangeable for an other property or securities of the Corporation.

                                   ARTICLE VI

                                 REIT Provisions

                  Section 6.1. Definitions. The following terms shall have the following meanings:

                  (a) "Acquire" shall mean the acquisition of Beneficial Ownership of shares of capital stock of the Corporation by any means including, without limitation, acquisition pursuant to the exercise of any option, warrant, pledge or other security interest or similar right to acquire shares, but shall not include the acquisition of any such rights unless, as a result, the acquiror would be considered a Beneficial Owner, as defined below.

                  (b) "Beneficial Ownership" shall mean ownership of capital stock of the Corporation by a Person who would be treated as an owner of such shares of capital stock either directly or indirectly under Section 542(a)(2) of the Code, taking into account, for this purpose, constructive ownership determined under Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code (except where expressly provided otherwise). The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

                  (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (d) "Initial Public Offering" means the sale of shares of Common Stock pursuant to the Corporation's first effective registration statement for such Common Stock filed under the Securities Act of 1933, as amended.

                  (e) "Ownership Limit" shall mean 9.8% of the outstanding capital stock of the Corporation.

                  (f) "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter that participates in a public offering of the Common Stock for a period of 90 days following the purchase by such underwriter of the Common Stock.

                  (g) "REIT"  shall mean a Real  Estate  Investment  Trust under
Section 856 of the Code.

                  (h) "Redemption Price" shall mean the lower of (i) the price paid by the transferee from whom shares are being redeemed and (ii) the average of the last reported sales prices on the New York Stock Exchange of the class of capital stock to be redeemed on the ten trading days immediately preceding the date fixed for redemption by the Board of Directors, or if such capital stock is not then traded on the New York Stock Exchange, the average of the last reported sales prices of such capital stock on the ten trading days immediately preceding the relevant date as reported on any exchange or quotation system over which such capital stock may be traded, or if such capital stock is not then traded over any exchange or quotation system, then the price determined in good faith by the Board of Directors of the Corporation as the fair market value of shares of such capital stock on the relevant date. The Redemption Price may, at the option of the Corporation, be paid in the form of Units. If the shares to be redeemed are shares of Common Stock, the number of Units to be paid shall equal the number of shares redeemed divided by the Conversion Factor, as that term is defined in the Partnership Agreement of Highwoods Realty Limited Partnership, a North Carolina limited partnership, as effective on the date of the Initial Public Offering. If the shares to be redeemed are not shares of Common Stock, the number of Units to be paid shall be the number determined in good faith by the Board of Directors of the Corporation to be equal to the value of the shares to be redeemed.

                  (i) "Restriction Termination Date" shall mean the first day after the date of the Initial Public Offering on which the Board of Directors and the stockholders of the Corporation determine pursuant to Section 6.10 of these Articles of Incorporation that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.

                  (j) "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of capital stock or the right to vote or receive dividends on capital stock (including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of capital stock or the right to vote or receive dividends on capital stock or (ii) the sale, transfer, assignment or other disposition or grant of any securities or rights convertible into or exchangeable for capital stock, or the right to vote or receive dividends on capital stock), whether voluntary or involuntary, whether of record or beneficially and whether by operation of law or otherwise.

                  (k) "Units" shall mean limited partnership interests in Highwoods Realty Limited Partnership, a North Carolina limited partnership.

                  Section 6.2.  Restrictions.

                  (a) Except as provided in Section 6.8, during the period commencing on the date of the Initial Public Offering and prior to the Restriction Termination Date: (i) no Person shall Acquire any shares of capital stock if, as a result of such acquisition, such Person shall Beneficially Own shares of capital stock in excess of the Ownership Limit; (ii) no Person shall Acquire any shares of capital stock if, as a result of such acquisition, the capital stock would be directly or indirectly owned by less than 100 Persons (determined without reference to the rules of attribution under Section 544 of the Code); and (iii) no Person shall Acquire any shares if, as a result of such acquisition, the Corporation would be "closely held" within the meaning of
Section 856(h) of the Code.

                  (b) Any Transfer that would result in a violation of the restrictions in Section 6.2(a) shall be void ab initio as to the Transfer of such shares of capital stock that would cause the violation of the applicable restriction in Section 6.2(a), and the intended transferee shall acquire no rights in such shares of capital stock.

                  Section 6.3.  Remedies for Breach.

                  (a) If the Board of Directors or a committee thereof shall at any time determine in good faith that a Transfer has taken place that falls within the scope of Section 6.2(b) or that a Person intends to Acquire Beneficial Ownership of any shares of the Corporation that will result in violation of Section 6.2(a) or Section 6.2(b) (whether or not such violation is intended), the Board of Directors or a committee thereof shall take such action as it or they deem advisable to refuse to give effect to or to prevent such Transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer.

                  (b) Without limitation to Section 6.2(b) and 6.3(a), any purported transferee of shares acquired in violation of Section 6.2 shall, if it shall be deemed to have received any shares, be deemed to have acted as agent on behalf of the Corporation in acquiring such of the shares as result in a violation of Section 6.2 and shall be deemed to hold such shares in trust on behalf and for the benefit of the Corporation. The transferee shall have no right to receive dividends or other distributions with respect to such shares, and shall have no right to vote such shares. Such transferee shall have no claim, cause of action, or any other recourse whatsoever against a transferor of shares acquired in violation of Section 6.2. The transferee's sole right with respect to such shares shall be to receive at the Corporation's sole and absolute discretion, either (i) consideration for such shares upon the resale of the shares as directed by the Corporation pursuant to Section 6.3(c) or (ii) the Redemption Price pursuant to Section 6.3(c).

                  (c) The Board of Directors shall, within six months after receiving notice of a Transfer that violates Section 6.2(a), either (in its sole and absolute discretion) (i) direct the transferee of such shares to sell all shares held in trust for the Corporation pursuant to Section 6.3(b) for cash in such manner as the Board of Directors directs or (ii) to the extent permissible under Maryland law, redeem such shares for the Redemption Price within such six-month period on such date as the Board of Directors may determine. If the Board of Directors directs the transferee to sell the shares, the transferee shall receive such proceeds as trustee for the Corporation and pay the Corporation out of the proceeds of such sale all expenses incurred by the Corporation in connection with such sale plus any remaining amount of such proceeds that exceeds the amount paid by the transferee for the shares, and the transferee shall be entitled to retain only any proceeds in excess of such amounts required to be paid to the Corporation.

                  Section 6.4. Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire shares in violation of Section 6.2 shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted or intended Transfer on the Corporation's status as a REIT.

                  Section 6.5. Owners Required to Provide Information. From the date of the Initial Public Offering and prior to the Restriction Termination
Date:

                  (a) every stockholder of record of more than 5% (or such lower percentage as required by the Code or regulations promulgated thereunder) of the outstanding capital stock of the


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Corporation  shall,  within 30 days after December 31 of each year, give written notice to the Corporation stating the name and address of such record stockholder, the number of shares Beneficially Owned by it, and a description of how such shares are held; provided that a shareholder of record who holds outstanding capital stock of the Corporation as nominee for another person, which other person is required to include in gross income the dividends received on such capital stock (an "Actual Owner"), shall give written notice to the Corporation stating the name and address of such Actual Owner and the number of shares of such Actual Owner with respect to which the stockholder of record is nominee.

                  (b) every Actual Owner of more than 5% (or such lower percentage as required by the Code or regulations promulgated thereunder) of the outstanding capital stock of the Corporation who is not a stockholder of record of the Corporation, shall within 30 days after December 31 of each year, give written notice to the Corporation stating the name and address of such Actual Owner, the number of shares Beneficially Owned, and a description of how such shares are held.

                  (c) each Person who is a Beneficial Owner of capital stock and each Person (including a stockholder of record) who is holding capital stock for a Beneficial Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation's status as a REIT.

                  Section 6.6. Remedies Not Limited. Subject to Section 6.12 of this Article VI, nothing contained in this Article VI shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders in preserving the Corporation's status as a REIT.

                  Section 6.7. Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article VI, including any definition contained in Section 6.1, the Board of Directors shall have the power to determine the application of the provisions of this Article VI with respect to any situation based on the facts known to it.

                  Section 6.8. Exception. The Board of Directors may, upon receipt of either a certified copy of a ruling from the Internal Revenue Service or an opinion of counsel satisfactory to the Board of Directors, but shall in no case be required to, exempt a Person (the "Exempted Holder") from the Ownership Limit if the ruling or opinion concludes that no Person who is an individual as defined in Section 542(a)(2) of the Code will, as the result of the ownership of shares by the Exempted Holder, be considered to have Beneficial Ownership of an amount of capital stock that will violate the Ownership Limit.

                  Section 6.9. Legend. Each certificate for capital stock of the Corporation shall bear the following legend:

         The shares of capital stock represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. No


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         Person may  Beneficially  Own shares of capital stock in excess of 9.8%
         of the outstanding capital stock of the Corporation. Any Person who attempts to Beneficially Own shares of capital stock in excess of the above limitation must immediately notify the Corporation; any shares of capital stock so held may be subject to mandatory redemption or sale in certain events, and acquisitions of shares of capital stock in excess of such limitation shall be void ab initio. A Person who attempts to Beneficially Own shares of the Corporation's capital stock in violation of the ownership limitations set forth in Section 6.2 of the Amended and Restated Articles of Incorporation shall have no claim, cause of action, or any other recourse whatsoever against a transferor of such shares. All capitalized terms in this legend have the meanings defined in the Corporation's Amended and Restated Articles of Incorporation, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests.

                  Section 6.10. Termination of REIT Status. The Corporation shall take no action to terminate the Corporation's status as a REIT or to amend the provisions of this Article VI until such time as (i) the Board of Directors adopts a resolution recommending that the Corporation terminate its status as a REIT or amend this Article VI, as the case may be, (ii) the Board of Directors presents the resolution at an annual or special meeting of the stockholders and
(iii) such resolution is approved by holders of two-thirds of the issued and outstanding shares of the capital stock entitled to vote thereon voting together as a single class.

                  Section 6.11. Severability. If any provision of this Article VI or any application of any such provision is determined to be invalid by any Federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

                  Section 6.12. NYSE Settlement. Nothing in this Article VI shall preclude settlement of any transaction entered into through the facilities of the New York Stock Exchange.

                                   ARTICLE VII

                               Board of Directors

                  Section 7.1. Function. The business and affairs of the Corporation shall be managed by, or under the direction of, its Board of Directors. The Board of Directors shall consist at all times of a majority of Independent Directors, provided that upon a failure to comply with this requirement because of the resignation, removal or death of an Independent Director, such requirement shall not be applicable for a period of 60 days or such longer period as may reasonably be needed to fill the vacancy with an Independent Director. An "Independent Director" shall be a Director who is not
(i) an employee or officer of the Corporation or a subsidiary or division thereof, (ii) a spouse, parent or child of, or a relative living in the same household as, a principal executive officer of the Corporation, or (iii) an individual member of an organization acting as an advisor, consultant, legal counsel or

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



acting in a similar capacity that receives compensation on a continuing basis from the Corporation in addition to director's fees.

                  Section 7.2. Number. The number of directors that will constitute the entire Board of Directors shall be fixed by, or in the manner provided in, the Bylaws but shall in no event be less than three nor more than fifteen. The current number of directors is three, and the names of the directors who will serve until the next annual meeting and until their successors are elected and qualify are: O. Temple Sloan, Jr., Ronald P. Gibson and Gregg Gordon.

                  Section 7.3. Classification. The directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the Bylaws of the Corporation, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1995, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1996, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1997, with each class to hold office until its successors are elected and qualified. At each annual meeting of the stockholders of the Corporation, the date of which shall be fixed by or pursuant to the Bylaws of the Corporation, the successors of the class of directors whose terms expire at the meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. No election of directors need be by written ballot. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                  Section 7.4. Vacancies. The stockholders may elect a successor to fill a vacancy on the Board of Directors that results from the removal of a director. Newly created directorships resulting from any increase in the number of directors may be filled by a majority of the Board of Directors, or as otherwise provided in the Bylaws, and any vacancies on the Board of Directors resulting from any cause other than an increase in the number of directors may be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, or as otherwise provided in the Bylaws. Any director elected by directors in accordance with the preceding sentence shall hold office until the next annual meeting of the Corporation, at which time a successor shall be elected to fill the remaining term of the position filled by such director.

                  Section 7.5. Removal. Any director may be removed from office only for cause and only by the affirmative vote of the holders of two-thirds of the shares of capital stock of the Corporation outstanding and entitled to vote in the election of directors voting together as a group. For purposes of this
Section 7.5, "cause" shall mean the wilful and continuous failure of a director to substantially perform such director's duties for the Corporation (other than any such failure resulting from temporary incapacity due to physical or mental illness) or the wilful engaging by a director in gross misconduct materially and demonstrably injurious to the Corporation.

                  Section 7.6. Powers. The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of these Amended and

Restated Articles of Incorporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board of Directors under the Maryland Corporations and Associations Article as now or hereafter in force.

                                  ARTICLE VIII

                                    Liability

                  The liability of the directors and officers of the Corporation to the Corporation and its stockholders for money damages is hereby limited to the fullest extent permitted by Section 5-349 of the Courts and Judicial Proceedings Article of the Annotated Code of Maryland (or its successor) as such provisions may be amended from time to time. No amendment of these Amended and Restated Articles of Incorporation or repeal of any of its provisions shall limit or eliminate the benefits provided to Directors and officers under this provision with respect to any act or omission that occurred prior to such amendment or repeal.

                                   ARTICLE IX

                                 Indemnification

                  The Corporation shall indemnify directors, officers, agents and employees as follows: (a) the Corporation shall indemnify its Directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the Maryland Corporations and Associations Article now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (b) the Corporation shall indemnify other employees and agents, whether serving the Corporation or at its request any other entity, to such extent as shall be authorized by the Board of Directors or the Corporation's Bylaws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled and shall continue as to a person who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the heirs, executors and administrators of such a person. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such Bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of these Amended and Restated Articles of Incorporation of the Corporation shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

                                    ARTICLE X

                               Voting Requirements

                  Notwithstanding any provision of the General Laws of the State of Maryland requiring action to be taken or authorized by the affirmative vote of the holders of a designated proportion greater than a majority of the shares of capital stock of the Corporation outstanding and entitled to vote thereupon, such action shall, except as otherwise provided in these Amended and Restated Articles of Incorporation, be valid and effective if taken or authorized by the affirmative vote of the holders of a majority of the total number of shares of capital stock of the Corporation outstanding and entitled to vote thereupon voting together as a single class.

                                   ARTICLE XI

                                    Amendment

                  The Corporation reserves the right to amend, alter or repeal any provision contained in these Amended and Restated Articles of Incorporation in any manner permitted by Maryland law, including any amendment changing the terms or contract rights, as expressly set forth in its Charter, of any of its outstanding stock by classification, reclassification or otherwise, upon the vote of the holders of a majority of the shares of capital stock of the Corporation outstanding and entitled to vote thereon voting together as a single class; provided that any amendment to Article VI, Section 7.5 of Article VII or to this Article X must be adopted by the vote of the holders of two-thirds of the shares of capital stock of the Corporation outstanding and entitled to vote thereon voting together as a single class. All rights conferred upon stockholders herein are subject to this reservation.



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